                                                              EXHIBIT 99.B9(e)

                             THIRD PARTY FEEDER FUND

                                    AGREEMENT

                                      AMONG

                               HEWITT SERIES TRUST

                               HEWITT SERVICES LLC

                                       AND

                           MASTER INVESTMENT PORTFOLIO

                                   dated as of

                                September 1, 1998
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                                TABLE OF CONTENTS

ARTICLE I.         REPRESENTATIONS AND WARRANTIES...............................
         1.1       Trust........................................................
         1.2       MIP..........................................................
         1.3       Distributor..................................................

ARTICLE II.        COVENANTS....................................................
         2.1       Trust........................................................
         2.2       MIP..........................................................
         2.3       Reasonable Actions...........................................

ARTICLE III.       INDEMNIFICATION..............................................
         3.1       Trust and Distributor........................................
         3.2       MIP..........................................................

ARTICLE IV.        ADDITIONAL AGREEMENTS........................................
         4.1       Access to Information........................................
         4.2       Confidentiality..............................................
         4.3       Obligations of Trust and MIP ................................

ARTICLE V.         TERMINATION, AMENDMENT.......................................
         5.1       Termination..................................................
         5.2       Amendment....................................................

ARTICLE VI.        GENERAL PROVISIONS...........................................
         6.1       Expenses.....................................................
         6.2       Headings.....................................................
         6.3       Entire Agreement.............................................
         6.4       Successors...................................................
         6.5       Governing Law................................................
         6.6       Counterparts.................................................
         6.7       Third Parties................................................
         6.8       Notices......................................................
         6.9       Interpretation...............................................
         6.10      Operation of Fund............................................
         6.11      Relationship of Parties; No Joint Venture, Etc. .............
         6.12      Use of Name..................................................

Signatures

                                       i
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                                   AGREEMENT
                                   ---------

         THIS AGREEMENT (the "Agreement") is made and entered into as of the 1st day of September, 1998, by and among Hewitt Series Trust, a Delaware business ("Trust"), for itself and on behalf of its series, Hewitt Money Market Fund ("Fund"), Hewitt Services LLC ("Distributor"), an Illinois limited liability company, and Master Investment Portfolio ("MIP"), a Delaware business trust, for itself and on behalf of its series, the Money Market Master Portfolio ("Portfolio").

                                   WITNESSETH
                                   ----------

         WHEREAS, Trust and MIP are each registered under the Investment Company Act of 1940 (the "1940 Act") as open-end management investment companies;

         WHEREAS, Fund and Portfolio have the same investment objective and substantially the same investment policies;

         WHEREAS, Fund desires to pursue its investment objective by investing on an ongoing basis all of its investable assets (the "Assets") in Portfolio (the "Investments") on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         1.1      Trust.  Trust represents and warrants to MIP that:

                  (a) Organization. Trust is a trust duly organized, validly
                      ------------
         existing and in good standing under the laws of the State of Delaware and Fund is a duly and validly designated series of Trust. Each of Trust and Fund has the requisite power and authority to own its property and conduct its business as proposed to be conducted pursuant to this Agreement.

                  (b) Authorization of Agreement. The execution and delivery of
                      --------------------------
         this Agreement by Trust on behalf of Fund and the conduct of business contemplated hereby have been duly authorized by all necessary action on the part of Trust's Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by Fund, or the performance by Fund of its obligations hereunder. This Agreement when executed and delivered by Trust on behalf of Fund shall constitute a legal, valid and binding obligation of Trust, enforceable against Fund in accordance with its terms. No meeting of, or consent by, shareholders of Fund is necessary to approve or implement the Investments.

                  (c) 1940 Act Registration. Trust is duly registered under the
                      ---------------------
         1940 Act as an open-end management investment company, and such registration is in full force and effect.

                  (d) SEC Filings. Trust has duly filed all forms, reports,
                      -----------
         proxy statements and other documents (collectively, the "SEC Filings") required to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act, and the rules and regulations thereunder (collectively, the "Securities Laws"), in connection with the registration of Fund's shares, any meetings of its shareholders and its registration as an investment company. All SEC Filings relating to Fund comply in all material respects with the requirements of the applicable Securities Laws and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (e) Fund Assets. Fund currently intends on an ongoing basis to
                      -----------
         invest its Assets solely in Portfolio.

                  (f) Registration Statement. Trust has reviewed MIP's and
                      ----------------------
         Portfolio's registration statement on Form N-lA, as filed with the SEC on August 31, 1998, and agrees that Fund's Investments will be subject to the terms thereof. Fund understands and acknowledges that Portfolio has the right, in its sole discretion, at any time, to limit or reject additional Investments from Fund, provided that MIP shall provide Trust at least thirty (30) days' advance written notice, or such lesser time as may be agreed to by the parties, of any such limit or rejection.

                  (g) Insurance. As of the date of commencement of its
                      ---------
         operations, Fund has in force reasonable insurance coverage against any and all liabilities that may arise as a result of Fund's business as a registered investment company.

         1.2      MIP.  MIP represents and warrants to Trust that:
                  ---

                  (a) Organization. MIP is a trust duly organized, validly
                      ------------
         existing and in good standing under the laws of the State of Delaware and Portfolio is a duly and validly designated series of MIP. Each of MIP and Portfolio has the requisite power and authority to own its property and conduct its business as now being conducted.

                  (b) Authorization of Agreement. The execution and delivery of
                      --------------------------
         this Agreement by MIP on behalf of Portfolio and the conduct of business contemplated hereby have been duly authorized by all necessary action on the part of MIP's Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by Portfolio, or the performance by Portfolio of its obligations hereunder.

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         This Agreement when executed and delivered by MIP on behalf of
         Portfolio shall constitute a legal, valid and binding obligation of MIP and Portfolio, enforceable against MIP and Portfolio in accordance with its terms. No meeting of, or consent by, interestholders of Portfolio is necessary to approve the issuance of the Interests (as defined below) to Fund.

                  (c) Authorization of Issuance of Beneficial Interest. The
                      ------------------------------------------------
         issuance by MIP of beneficial interests in the Portfolio ("Interests") in exchange for the Investments by Fund of its assets has been duly authorized by all necessary action on the part of the Board of Trustees of MIP.

                  (d) 1940 Act Registration. MIP is duly registered as an
                      ---------------------
         open-end management investment company under the 1940 Act and such registration is in full force and effect.

                  (e) SEC Filings; Securities Exemptions. MIP has duly filed all
                      ----------------------------------
         SEC Filings, as defined herein, relating to Portfolio required to be filed with the SEC pursuant to the Securities Laws. Interests in Portfolio are not required to be registered under the 1933 Act, because such Interests are offered solely in private placement transactions which do not involve any "public offering" within the meaning of
         Section 4(2) of the 1933 Act. In addition, Interests in Portfolio are either noticed for sale or exempt from notice requirements under applicable securities laws in those states or jurisdictions in which Interests are offered and sold. All SEC Filings relating to Portfolio comply in all material respects with the requirements of the applicable Securities Laws, and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (f) Tax Status. Based upon applicable IRS interpretations and
                      ----------
         rulings, Portfolio is treated as a partnership for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code") for its current taxable year.

         1.3 Distributor. Distributor represents and warrants to MIP that the
             -----------
execution and delivery of this Agreement by Distributor have been duly authorized by all necessary action on the part of Distributor and no other action or proceeding is necessary for the execution and delivery of this Agreement by Distributor, or the performance by Distributor of its obligations hereunder. This Agreement when executed and delivered by Distributor shall constitute a legal, valid and binding obligation of Distributor, enforceable against Distributor in accordance with its terms.

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                                   ARTICLE II

                                    COVENANTS
                                    ---------

         2.1 Trust. Trust covenants that:
             -----

                  (a) Advance Review of Certain Documents. Trust will furnish
                      -----------------------------------
         MIP at least ten (10) business days prior to the earlier of filing or first use, with drafts of Fund's registration statement on Form N-lA and any amendments thereto, and also will furnish MIP at least five (5) business days' prior to the earlier of filing or first use, with drafts of any prospectus or statement of additional information supplements. In addition, Trust will furnish or will cause to be furnished to MIP at least five (5) business days prior to the earlier of filing or first use, as the case may be, any proposed advertising or sales literature that contains language that describes or refers to MIP or Portfolio and that was not previously approved by MIP. Trust agrees that it will include in all such Fund documents any disclosures that may be required by law, and that it will incorporate in all such Fund documents any material and reasonable comments made by MIP. MIP will not, however, in any way be liable to the Trust for any errors or omissions in such documents, whether or not MIP makes any objection thereto, except to the extent such errors or omissions result from errors in or omissions in information provided in MIP's 1940 Act registration statement or otherwise provided by MIP for inclusion therein, or result from the failure of MIP to provide information requested by the Trust or information otherwise required to be provided to them under this Agreement. In addition, neither Fund nor Distributor will make any other written or oral representations about MIP or Portfolio other than those contained in such documents without MIP's prior written consent.

                  (b) SEC and Blue Sky Filings. Trust will file all SEC Filings
                      ------------------------
         required to be filed with the SEC under the Securities Laws in connection with the registration of Fund's shares, any meetings of its shareholders, and its registration as an investment company. Trust will file such similar or other documents as may be required to be filed with any securities commission or similar authority by the laws or regulations of any state, territory or possession of the United States, including the District of Columbia, in which shares of Fund are or will be noticed for sale ("State Filings"). Fund's SEC Filings will comply in all material respects with the requirements of the applicable Securities Laws, and, insofar as they relate to information other than that supplied or required to be supplied by MIP, will not, at the time they are filed or used to offer Fund shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Fund's State Filings will be prepared in accordance with the requirements of applicable state and federal law and the rules and regulations thereunder.

                  (c) 1940 Act Registration. Trust will be duly registered as an
                      ---------------------
         open-end management investment company under the 1940 Act.

                  (d) Tax Status. Fund will qualify for treatment as a regulated
                      ----------
         investment company under Subchapter M of the Code for any taxable year during which this Agreement continues in effect, unless such lack of qualification is solely as a result of Portfolio's failure to meet (i) the income test imposed on regulated investment companies under Section 851(b)(2) of the Code and (ii) the asset test imposed on regulated investment companies under Section 851(b)(3) of the Code, as if such Sections applied to it.

                  (e) Fiscal Year. Fund shall take appropriate action to adopt
                      -----------
         and maintain the same fiscal year end as Portfolio (currently the last day of February).

                  (f) Proxy Voting. If requested to vote on matters pertaining
                      ------------
         to MIP or Portfolio, Fund will vote such shares in accordance with applicable law.

                  (g) Compliance with Laws. Trust shall comply, in all material
                      --------------------
         respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.

                  (h) Insurance. Trust will maintain in full force and effect
                      ---------
         for so long as this Agreement is in effect insurance coverage against liabilities that may arise as a result of Fund's business as a registered investment company, in such amount and covering such liabilities as the Board of Trustees of Trust deems reasonable.

         2.2      MIP.  MIP covenants that:
                  ---

                  (a) Signature Pages. MIP shall promptly provide all required
                      ---------------
         signature pages to Trust for inclusion in any SEC Filings of Trust, provided Trust is in material compliance with its covenants and other obligations under this Agreement at the time such signature pages are provided and included in the SEC Filing. Trust and Distributor acknowledge and agree that the provision of such signature pages does not constitute a representation by MIP, its Trustees or Officers, that such SEC Filing complies with the requirements of the applicable Securities Laws, or that such SEC Filing does not contain any untrue statement of a material fact or does not omit to the state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except with respect to information provided by MIP for inclusion in such SEC Filing or for use by Trust in preparing such filing, which shall in any event include any written information obtained from MIP's current registration statement on Form N-1A.

                  (b) Redemption. Except as otherwise provided in this Section
                      ----------
         2.2(b), redemptions of Interests owned by Fund will be effected pursuant to Section 2.2(c). In the event Fund desires to withdraw its entire Investment from Portfolio, either by submitting a redemption request or by terminating this Agreement in accordance with Section 5.1 hereof, Portfolio, unless otherwise agreed to by the parties, and in all cases subject to Sections 17 and 18 of the 1940 Act and the rules and regulations thereunder, will effect such redemption "in kind" and in such a manner that the securities delivered to

         Fund or its custodian for the account of Fund mirror, as closely as practicable, the composition of Portfolio immediately prior to such redemption. Portfolio further agrees that, to the extent legally possible, it will not take or cause to be taken any action without Trust's prior approval that would cause the withdrawal of Fund's Investments to be treated as a taxable event to Fund. Portfolio further agrees to conduct its activities in accordance with all applicable requirements of Regulation 1.731-2(e) under the Code or any successor regulation.

                  (c) Ordinary Course Redemptions. Portfolio will effect
                      ---------------------------
         redemptions of Interests in accordance with the provisions of the 1940 Act and the rules and regulations thereunder, including, without limitation, Section 17 thereof. All redemption requests other than a withdrawal of Fund's entire Investment in Portfolio under Section 2.2(b) or, at the sole discretion of MIP, a withdrawal (or series of withdrawals over any three (3) consecutive business days) of an amount that exceeds 10% of Portfolio's net asset value, will be effected in cash at the next determined net asset value after the redemption request is received. Portfolio will use its best efforts to settle redemptions on the business day following the receipt of a redemption request by Fund and if such next business day settlement is not practicable, will immediately notify Fund regarding the anticipated settlement date, which shall in all events be a date permitted under the 1940 Act.

                  (d) SEC Filings. MIP will file all SEC Filings required to be
                      -----------
         filed with the SEC under the Securities Laws in connection with any meetings of Portfolio's investors and its registration as an investment company and will provide copies of all such definitive filings to Trust. Portfolio's SEC Filings will comply in all material respects with the requirements of the applicable Securities Laws, and will not, at the time they are filed or used, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (e) 1940 Act Registration. MIP will remain duly registered as
                      ---------------------
         an open-end management investment company under the 1940 Act.

                  (f) Tax Status. Based upon applicable IRS interpretations and
                      ----------
         rulings, Portfolio will conduct its business and activities so as to be treated as a partnership for federal income tax purposes under the Code. Portfolio will continue to satisfy (i) the income test imposed on regulated investment companies under Section 851(b)(2) of the Code and
         (ii) the asset test imposed on regulated investment companies under
         Section 851(b)(3) of the Code as if such Sections applied to it for so long as this Agreement continues in effect. MIP agrees to forward to Fund prior to Fund's initial Investment a copy of its opinion of counsel or private letter ruling relating to the tax status of Portfolio and agrees that Fund may rely upon such opinion or ruling during the term of this Agreement.

                  (g) Securities Exemptions. Interests in Portfolio have been
                      ---------------------
         and will continue to be offered and sold solely in private placement transactions which do not involve any

         "public offering" within the meaning of Section 4(2) of the 1933 Act or require registration under any state law. MIP will file such documents and take such other actions as may be necessary to qualify the offer and sale of Interests for exemption from qualification under any state law.

                  (h) Advance Notice of Certain Changes. MIP shall provide Trust
                      ---------------------------------
         with at least one hundred twenty (120) days' advance notice, or such lesser time as may be agreed to by the parties, of any change in Portfolio's investment objective, and at least sixty (60) days' advance notice, or if MIP has knowledge that one of the following changes is likely to occur more than sixty (60) days in advance of such event, notice shall be provided as soon as reasonably possible after MIP obtains such knowledge, of any material change in Portfolio's investment policies or activities, any material increase in Portfolio's fees or expenses, or any change in Portfolio's fiscal year or time for calculating net asset value for purposes of Rule 22c-1.

                  (i) Compliance with Laws. MIP shall comply, in all material
                      --------------------
         respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.

                  (j) Delivery of Information. MIP shall provide Trust with such
                      -----------------------
         information regarding MIP and Portfolio as may be necessary for Trust and Fund to comply with the Securities Laws and for Fund to comply with the requirements for qualification as a regulated investment company under the Code and to make distributions in the amounts necessary to avoid income and excise taxes. MIP shall also provide Trust with such information as may be necessary for Fund to file federal and state tax returns. MIP shall provide the information described in this paragraph a reasonable period of time prior to the date by which Trust or Fund is required to make any filing or send any report or other document the contents of which includes or is based upon such information, provided Trust gives MIP adequate advance notice of the dates by which such information is required, giving due consideration to the actions that Trust and Fund will be required to take after the information is received to enable such filing to be made or such report or other document to be sent.

                  (k) Insurance. MIP will maintain in full force and effect for
                      ---------
         so long as this Agreement is in effect insurance coverage against liabilities that may arise as a result of Portfolio's business, in such amounts, and covering such liabilities as the Board of Trustees of MIP deems reasonable.

         2.3 Reasonable Actions. Each party covenants that it will, subject to
             ------------------
the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such documents, assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to conduct the business contemplated by this Agreement and to carry out its intent and purpose.

                                   ARTICLE III

                                 INDEMNIFICATION
                                 ---------------

         3.1      Trust and Distributor

                  (a) Trust and Distributor agree, jointly and severally, to indemnify and hold harmless MIP, Portfolio and Portfolio's investment adviser, and any director/trustee, officer, employee or agent of MIP, Portfolio or Portfolio's investment adviser (in this Section, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in subparagraph (b)), that:

                           (i) arise out of or are based upon any violation or alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law, or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by Trust or by Distributor or by any of its or their trustees/directors, officers, employees or agents, but only insofar as such omissions or commissions relate to Fund and were not, directly or indirectly, the result of or caused by, in whole or in part, the act or omission of any Covered Person; or

                           (ii) arise out of or are based upon any untrue
                  statement or alleged untrue statement of a material fact contained in any advertising or sales literature, prospectus, registration statement, or any other SEC Filing relating to Fund, or any amendments or supplements to the foregoing (in this Section, collectively "Offering Documents"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was not made in the Offering Documents in reliance upon and in conformity with MIP's registration statement on Form N-1A and other written information furnished by MIP to Fund or by any service provider of MIP for use therein or for use by Fund in preparing such documents, including but not limited to any written information contained in MIP's current registration statement on Form N-1A;

                  provided, however, that in no case shall Trust or Distributor
                  --------  -------
         be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified Trust or Distributor in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Failure to notify Trust or Distributor of such claim shall not relieve Trust or Distributor from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

                  (b) Trust and Distributor each will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if Trust and/or Distributor elect(s) to assume the defense, such defense shall be conducted by counsel chosen by Trust and/or Distributor, as applicable. In the event Trust and/or Distributor elect(s) to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) Trust and Distributor shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and Trust and/or Distributor, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to Trust and Distributor that one or more legal defenses may be available to it that may not be available to Trust and/or Distributor, in which case Trust and/or Distributor shall not be entitled to assume the defense of such suit notwithstanding their obligation to bear the fees and expenses of one counsel to such persons. Trust shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent and Distributor shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent, in each case, shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Trust and/or Distributor might otherwise have to Covered Persons.

         3.2      MIP.
                  ---

                  (a) MIP agrees to indemnify and hold harmless Trust, Fund, Distributor, and any affiliate providing services to Trust and/or Fund, and any trustee/director, officer, employee or agent of any of them (in this Section, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in subparagraph (b)), that:

                           (i) arise out of or are based upon any violation or
                  alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by MIP, or any of its trustees, officers, employees or agents, but only insofar as such omissions or commissions relate to Portfolio and were not, directly or indirectly, the result of or caused by, in whole or in part, the act or omission of any Covered Person; or

                           (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any advertising or sales literature, or any SEC Filing relating to Portfolio, or any amendments to the foregoing (in this Section, collectively, the "Offering Documents") relating to Portfolio, or arise out of or are based upon the omission or alleged omission to state therein, a material fact required to be stated therein, or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; or

                           (iii) arise out of or are based upon any untrue
                  statement or alleged untrue statement of a material fact contained in any Offering Documents relating to Trust or Fund, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Fund by MIP for use therein or for use by Fund in preparing such documents, including but not limited to any written information contained in MIP's current registration statement on Form N-1A, or was made as a result of the failure of MIP to provide information requested by Trust, Fund or Distributor or otherwise required to be provided to them under this Agreement.

                  provided, however, that in no case shall MIP be liable for
                  --------  -------
         indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified MIP in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Without limiting the generality of the foregoing, Portfolio's indemnity to Covered Persons shall include all relevant liabilities of Covered Persons under the Securities Laws, as if the Offering Documents constitute a "prospectus" within the meaning of the 1933 Act, and MIP had registered its interests under the 1933 Act pursuant to a registration statement meeting the requirements of the 1933 Act. Failure to notify MIP of such claim shall not relieve MIP from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

                  (b) MIP will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if

         MIP elects to assume the defense, such defense shall be conducted by counsel chosen by MIP. In the event MIP elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) MIP shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and MIP, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to MIP that one or more legal defenses may be available to it that may not be available to MIP, in which case MIP shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of one counsel to such persons. MIP shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that MIP might otherwise have to Covered Persons.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS
                              ---------------------

         4.1 Access to Information. Throughout the life of this Agreement, Trust
             ---------------------
and MIP shall afford each other reasonable access at all reasonable times to such party's officers, employees, agents and offices and to all relevant books and records and shall furnish each other party with all relevant financial and other data and information as such other party may reasonably request.

         4.2 Confidentiality. Each party agrees that it shall hold in strict
             ---------------
confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body, Fund's or Portfolio's respective auditors, or in the opinion of counsel to the disclosing party such disclosure is required by law, and then only with as much prior written notice to the other parties as is practical under the circumstances. Each party hereto acknowledges that the provisions of this Section 4.2 shall not prevent Trust or MIP from filing a copy of this Agreement as an exhibit to a registration statement on Form N-1A as it relates to Fund or Portfolio, respectively, and that such disclosure by Trust or MIP shall not require any additional consent from the other parties.

         4.3 Obligations of Trust and MIP. MIP agrees that the financial
             ----------------------------
obligations of Trust under this Agreement shall be binding only upon the assets of Fund, and that except to the extent liability may be imposed under relevant Securities Laws, MIP shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of Trust or other classes or series of Trust. Trust agrees that the financial obligations of MIP under this Agreement shall be binding only upon the assets of Portfolio and that, except to the extent liability may be imposed under relevant Securities Laws, Trust shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of MIP or other classes or series of MIP.

                                    ARTICLE V

                             TERMINATION, AMENDMENT
                             ----------------------

         5.1      Termination.  The provisions of Article III and Sections
                  -----------
2.2(j), 4.2 and 4.3 shall survive any termination of this Agreement.

         5.2      Amendment. This Agreement may be amended, modified or
                  ---------
supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

                                   ARTICLE VI

                               GENERAL PROVISIONS
                               ------------------

         6.1      Expenses. All costs and expenses incurred in connection with
                  --------
this Agreement and the conduct of business contemplated hereby shall be paid by the party incurring such costs and expenses.

         6.2      Headings. The headings and captions contained in this
                  --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         6.3      Entire Agreement. Except as set forth below, this Agreement
                  ----------------
sets forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporates or supersedes all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties relating to the subject matter of this Agreement other than those set forth herein and the terms, conditions and descriptions set forth in MIP's Registration Statement, as in effect from time to time.

         6.4      Successors. Each and all of the provisions of this Agreement
                  ----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement, nor any rights herein granted may be assigned to, transferred to or encumbered by any party, without the prior written consent of the other parties hereto.

         6.5      Governing Law. This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of California; provided,
                                                                  --------
however, that in the event of any conflict between the 1940 Act and the laws of
-------
California, the 1940 Act shall govern.

         6.6      Counterparts. This Agreement may be executed in any number of
                  ------------
counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

         6.7      Third Parties. Nothing herein expressed or implied is intended
                  -------------
or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         6.8      Notices. All notices and other communications given or made
                  -------
pursuant hereto shall be in writing and shall be deemed to have been duly given or made when delivered in person or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed:

                  If to Fund:

                  Hewitt Money Market Fund
                  100 Half Day Road
                  Lincolnshire, IL  60069
                  Attn:  James B. Lee

                  copy to:

                  Peter Ross, Esq.
                  Hewitt Associates LLC
                  100 Half Day Road
                  Lincolnshire, IL  60069

                  If to Distributor:

                  Hewitt Services LLC
                  100 Half Day Road
                  Lincolnshire, IL  60069
                  Attn:  Stacy L. Schaus

                  copy to:

                  Peter Ross, Esq.
                  Hewitt Associates LLC
                  100 Half Day Road
                  Lincolnshire, IL  60069

                  If to MIP:

                  Chief Operating Officer
                  Master Investment Portfolio
                  c/o Stephens Inc.
                  111 Center Street
                  Little Rock, AR  72201

         6.9      Interpretation. Any uncertainty or ambiguity existing herein
                  --------------
shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arms' length agreements.

         6.10     Operation of Fund. Except as otherwise provided herein, this
                  -----------------
Agreement shall not limit the authority of Fund, Trust or Distributor to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of Fund and the sale of its shares.

         6.11     Relationship of Parties; No Joint Venture, Etc. It is
                  ----------------------------------------------
understood and agreed that neither Trust nor Distributor shall hold itself out as an agent of MIP with the authority to bind such party, nor shall MIP hold itself out as an agent of Trust or Distributor with the authority to bind such party.

         6.12     Use of Name. Except as otherwise provided herein or required
                  -----------
by law (e.g., in Trust's Registration Statement on Form N-1A), neither Trust, Fund nor Distributor shall describe or refer to the name of MIP, Portfolio or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of MIP, nor shall MIP describe or refer to the name of Trust, Fund or Distributor or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of Trust, Fund or Distributor, as the case may be. In addition, the party required to give its consent shall have at least three (3) business days prior to the earlier of filing or first use, as the case may be, to review the proposed advertising or promotional materials.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

HEWITT SERIES TRUST
on behalf of itself and HEWITT MONEY
  MARKET FUND

By:   /s/ Stacy Schaus
      -------------------
      Name:  Stacy Schaus
      Title:    President

HEWITT SERVICES LLC

By:   /s/  C. L. Connelly, III
      --------------------------
      Name:  C. L. Connelly, III
      Title:    Secretary

MASTER INVESTMENT PORTFOLIO, on behalf of its series, the MONEY MARKET MASTER PORTFOLIO

By:   /s/  Richard H. Blank, Jr.
      ---------------------------
      Name:  Richard H. Blank, Jr.
      Title:    Chief Operating Officer